UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

June 1, 2009

MICROCHIP TECHNOLOGY INCORPORATED (Exact Name Of Registrant As Specified In Its Charter)

Delaware	0-21184	86-0629024
(State Or Other Jurisdiction Of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2355 West Chandler Boulevard, Chandler, Arizona 85224-6199
(Address Of Principal Executive Offices)

(480) 792-7200
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2009, the Board of Directors of Microchip Technology Incorporated (“Microchip”) appointed Ganesh Moorthy as Executive Vice President and Chief Operating Officer effective as of such date.  Mr. Moorthy had served as Microchip’s Executive Vice President since 2006.  He joined Microchip in 2001 as Vice President of the Advanced Microcontroller & Automotive Division.  Mr. Moorthy started his business career at Intel Corporation in 1981, and worked there for 19 years, rising through various engineering and management positions.  Mr. Moorthy is 49 years old.  He received a B.Sc. in Physics from Mumbai University in 1979, a B.S. in Electrical Engineering from the University of Washington in 1981 and an MBA in Marketing from National University in 1987.

There are no family relationships among Mr. Moorthy and any directors or other executive officers of Microchip.  There are no “related party” transactions between Mr. Moorthy and Microchip as described in Item 404(a) of Regulation SK.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Dated: June 3, 2009	Microchip Technology Incorporated
(Registrant)
By: /s/ J. Eric Bjornholt
J. Eric Bjornholt Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)

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